April 22, 2016

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 817 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 817 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 817 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS/AFB

EXHIBIT A

1.	13D Activist Fund
2.	Adaptive Allocation Fund
3.	Altegris/AACA Real Estate Long Short Fund
4.	Altegris Equity Long Short Fund
5.	Altegris Fixed Income Long Short Fund
6.	Altegris Futures Evolution Strategy Fund
7.	Altegris Macro Strategy Fund
8.	Altegris Managed Futures Strategy Fund
9.	Altegris Multi-Strategy Alternative Fund
10.	Anchor Alternative Income Fund
11.	Anchor Tactical Municipal Fund
12.	Ascendant Balanced Fund
13.	Ascendant Natural Resources Fund
14.	Ascendant Natural Resources Master Fund
15.	Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)
16.	Ascendant Tactical Yield Fund
17.	Astor Active Income ETF Fund
18.	Astor Macro Alternative Fund
19.	Astor S.T.A.R. ETF Fund
20.	Astor Long/Short ETF Fund
21.	Athena Value Fund
22.	BTS Bond Asset Allocation Fund
23.	BTS Diversified Income Fund
24.	BTS Tactical Fixed Income Fund
25.	Bandon Isolated Alpha Fixed Income Fund
26.	Beech Hill Total Return Fund
27.	Biondo Focus Fund
28.	Biondo Growth Fund
29.	BTS Bond Asset Allocation Fund
30.	BTS Diversified Income Fund
31.	BTS Tactical Fixed Income Fund
32.	CMG Global Equity Fund
33.	CMG Global Macro Strategy Fund
34.	CMG SR Tactical Bond Fund
35.	CMG Tactical All Asset Strategy Fund
36.	CMG Tactical Bond Fund
37.	CMG Tactical Futures Strategy Fund
38.	CWC Small Cap Aggressive Value Fund
39.	Chadwick & D’Amato Fund
40.	Changing Parameters Fund
41.	Deer Park Total Return Credit Fund
42.	Diversified Risk Parity Fund
43.	Eagle MLP Strategy Fund
44.	EAS Crow Point Alternatives Fund
45.	Equinox MutualHedge Futures Strategy Fund
46.	The FX Strategy Fund
47.	GMG Defensive Beta Fund
48.	Ginkgo Multi-Strategy Fund
49.	The Giralda Fund
50.	Giralda Risk-Managed Growth Fund
51.	Granite Harbor Alternative Fund
52.	Granite Harbor Tactical Fund
53.	Grant Park Absolute Return Fund
54.	Grant Park Fixed Income Fund
55.	Grant Park Managed Futures Strategy Fund
56.	Grant Park Multi-Alternative Strategies Fund
57.	Investment Partners Opportunities Fund
58.	Iron Horse Fund
59.	KCM Macro Trends Fund
60.	Leader Global Bond Fund
61.	Leader Short-Term Bond Fund
62.	Leader Total Return Fund
63.	Makefield Managed Futures Strategy Fund
64.	Navigator Equity Hedged Fund
65.	Navigator Duration Neutral Bond Fund
66.	Navigator Sentry Managed Volatility Fund
67.	Navigator Tactical Fixed Income Fund
68.	PSI Market Neutral Fund
69.	PSI Total Return Fund
70.	PSI Strategic Growth Fund
71.	PSI Tactical Growth Fund
72.	PSI Calendar Effects Fund
73.	PTA Comprehensive Alternatives Fund
74.	Pacific Financial Alternative Strategies Fund
75.	Pacific Financial Balanced Fund
76.	Pacific Financial Core Equity Fund
77.	Pacific Financial Explorer Fund
78.	Pacific Financial Faith & Values Based Conservative Fund
79.	Pacific Financial Faith & Values Based Moderate Fund
80.	Pacific Financial Faith & Values Based Diversified Growth Fund
81.	Pacific Financial Flexible Growth & Income Fund
82.	Pacific Financial Foundational Asset Allocation Fund
83.	Pacific Financial International Fund
84.	Pacific Financial Strategic Conservative Fund
85.	Pacific Financial Tactical Fund
86.	Patriot Fund
87.	Power Dividend Index Fund
88.	Power Income Fund
89.	Princeton Futures Strategy Fund
90.	Probabilities Fund
91.	RPG Emerging Market Sector Rotation Fund
92.	Sandalwood Opportunity Fund
93.	Sierra Core Retirement Fund
94.	Sierra Strategic Income Fund
95.	SouthernSun Small Cap Fund
96.	SouthernSun U.S. Equity Fund
97.	Toews Tactical Defensive Alpha Fund
98.	Toews Hedged Emerging Markets Fund
99.	Toews Hedged Growth Allocation Fund
100.	Toews Hedged High Yield Bond Fund
101.	Toews Hedged International Developed Markets Fund
102.	Toews Hedged Large-Cap Fund
103.	Toews Hedged Small & Mid Cap Fund
104.	Toews Unconstrained Fixed Income Fund
105.	TransWestern Institutional Short Duration Government Bond Fund
106.	Wade Tactical Long Short Fund
107.	Zeo Strategic Income Fund